Exhibit 10.1

2020-2021 Purchase Agreement

This Purchase Agreement (“Agreement”) is effective from October 2020 to June 2021

Between	New Brand Cashmere Products Co. Ltd. is situate at Room 1703B Chamtime Corporate Avenue, No. 899 HaiNing Road, Shanghai, PRC. (Party A)

And	Consinee Zhejiang Xinao Textiles Inc., is situate at No. 65 Haichuan Road, Ningbo, PRC (Party B)

Party A and Party B (individually, each a “Party” and collectively, the “Parties”) mutually agreed to the following terms and conditions :

1)	Party A plans to order approximately 100 tons of goods from Party B from Oct 2020 to Jun 2021, among which 80 tons of yarn has GCS certification. Both Parties agree that the order quantity can be adjusted according to market demand with other terms and conditions remain unchanged. The Parties mutually agree the purchase price and quantity as follows:

-	Types of Cashmere woolen yarn:
a)	MMA – 26/2nm 100% cashmere
b)	MMK – 36/2nm 100% cashmere
c)	MMP – 28/2nm 100% cashmere

-	Types of Wool/Cashmere blended yarn:
a)	MCC – 26/2 70% Merino wool 30%cashmere
b)	WMV – 26/2 85% Merino wool 15% cashmere
c)	MCU - 26/2 90% Merino wool 10% cashmere

-	Types of Worsted yarn:
a)	48/2 100%cashmere

-	Other yarns

Different types of blended yarn

- Price list

Item	Export price (FOB Shanghai)	Domestic price (Ex-factory 及 including 13%VAT)
2/15nm –100%cashmere	CNY562.00/KG	CNY635.00/KG
2/26nm –100%cashmere A grade	CNY761.00/KG	CNY860.00/KG
2/26nm –100%cashmere A grade (GCS)	CNY770.00/KG	CNY870.00/KG
2/26nm –100%cashmere B grade	CNY575.00/KG	CNY650.00/KG
2/26nm - 100%cashmere B grade (GCS)	CNY584.00/KG	CNY660.00/KG
2/28nm –100%cashmere A grade	CNY761.00/KG	CNY860.00/KG
2/28nm –100%cashmere A grade (GCS)	CNY770.00/KG	CNY870.00/KG
2/28nm –100%cashmere B grade	CNY575.00/KG	CNY650.00/KG
2/28nm - 100%cashmere B grade (GCS)	CNY584.00/KG	CNY660.00/KG
2/36nm - 100%cashmere A grade	CNY814.00/KG	CNY920.00/KG
2/36nm - 100%cashmere A grade (GCS)	CNY823.00/KG	CNY930.00/KG
2/26nm –70%mercerized wool 30%cashmere	CNY323.00/KG	CNY365.00/KG
2/36nm - 70%mercerized wool 30%cashmere	CNY381.00/KG	CNY430.00/KG
2/26nm - 85%merino wool 15%cashmere	CNY261.00/KG	CNY295.00/KG
2/26nm - 85%merino wool 15%cashmere (machine washable)	CNY292.00/KG	CNY330.00/KG
2/26nm - 80%merino wool 20%cashmere	CNY288.00/KG	CNY325.00/KG
2/26nm –90%merino wool 10%cashmere	CNY252.00/KG	CNY285.00/KG
2/26nm 65% Silk 35% Cashmere	CNY376.00/KG	CNY425.00/KG
2/48nm 100% Cashmere (worsted) A grade	CNY881.00/KG	CNY995.00/KG
2/48nm 100% Cashmere (worsted) B grade	CNY827.00/KG	CNY935.00/KG

-	Among all the items, the yarn used in 70%mercerized wool 30%cashmere, 85%merino wool 15%cashmere, 90%merino wool 10%cashmere is 90’s mercerized anti-shrink yarn.

-	Transportation cost from Party B to Shanghai or Ningbo Pier or Shanghai air cargo warehouse is included in the export price, excluding the transportation cost from Party B to other locations.

2)	Cashmere quality standard：

a)	Cashmere woolen yarn

A grade

-	Cashmere fiber content >=97%
-	Cashmere fineness 15.2-15.8um
-	Fiber length 34 - 36mm
-	Guard Hair content less than 5%
-	Foreigner matter content within 20-30 pcs / g
-	Difference between standard weight and actual weight not more than 3%
-	Color fastness grade 3
-	Pilling resistant grade 3 or above（completion of ICI Pilling Box for 2 hours）

B grade

-	Cashmere fiber content >=97%
-	Cashmere fineness 15.8-16.5um
-	Fiber length 32 - 34mm
-	Guard Hair content less than 5%
-	Foreigner matter content within 20-30 pcs / g
-	Difference between standard weight and actual weight not more than 3%
-	Color fastness grade 3
-	Pilling resistant grade 3 or above（completion of ICI Pilling Box for 2 hours）

b)	Wool/Cashmere blended yarn
-	Cashmere fiber content >=96%
-	Cashmere fineness on average not over 15.8um
-	Fiber length 32 - 34mm
-	Guard Hair content less than 5%
-	Foreigner matter content within 20-30 pcs / g
-	Difference between standard weight and actual weight not more than 3%
-	Color fastness grade 3
-	Pilling resistant grade 3 or above（completion of ICI Pilling Box for 2 hours）

Party B should meet the above quality requirement on yarn production. If the yarn provided by Party B fails to meet the requirements, Part B agrees to replace the yarn that meets the quality requirements and deliver to Party A or Party A’s designated factory within a time limit specified by Party A.

3) Party B agrees to guarantee the yarn colors would meet the requirements of Party A. Regarding the orders involving light colors, “Premium White” would be selected.

4) Delivery arrangement Party B agrees to complete the shipment within 30-35 days after Party A informs about the color allocation and confirms the color cards, excluding the time needed for sample / batch processing, inspection and warehousing time.

5) Order and payment arrangement

a) Export arrangement：

i). Easy Rich Industries Limited is responsible for export orders。

ii). Easy Rich Industries Limited has issued Letter of Credit in May 2020 at an amount of RMB 3,000,000 as deposit which is valid until Nov 2020. The validity of Letter of Credit is extended to May 2021. In December 2020, a new Letter of Credit would be issued at an amount of RMB 3,000,000 with validity until May 2021.

iii) After shipment of order, Bill of Lading and Lab Test Report should be sent to the Accounts Department of Party A.

vi) After shipment of order, the payment would be settled with the issued Letter of Credit until the total amount is used up. Payment for subsequent orders will be settled by wire transfer within one week after shipment.

vi). Payment of the last RMB 5,000,000 would be settled by Letter of Credit.

b) Domestic sales arrangement：

i). New Brand Cashmere Products Co Ltd and Easy Rich Industries (Shanghai) Ltd are responsible for the domestic sales.

ii). Together with the agreement signed in Aug 2020, Party A has paid a total amount of RMB 3,000,000 as deposit.

iii). Party B would provide invoice, packing list and lab test report to Party A before shipment. If such documents are received on or before Wednesday, Party A would arrange wire transfer of payment on Friday of the same week or next working day if that day is a public holiday.

vi). Payment for order can be deducted from the deposit provided the balance of deposit is sufficient to cover 30% of unshipped and unconfirmed orders.

v). When Party A pays the amount of 13% VAT for an order, Party B would issue payment receipt with VAT amount and send the copy of receipt according to the request of Party A. Once Party A has settled the payment of the order, Party B would send the original payment receipt to Party A within one week.

6) In the event of any dispute on matters including but not limited to quality or delivery date, both Parties agree to negotiate and resolve in a fair and impartial manner. Party B cannot deduct or withhold the deposit due to these issues.

7) If either party violates the terms of this agreement, it shall be dealt in accordance with the provisions of the Economic Law of the People’s Republic of China or be settled by arbitration by the people’s court the place where Party B is located

8) This agreement is effective after being signed and sealed by the representatives of both Parties.

9) For any matter not covered in this agreement, it would be negotiated by both parties to reach a supplementary agreement which has the same effect as this agreement and becomes effective after being signed and sealed.

Party A: New Brand Cashmere Products Co. Ltd.	Party B: Consinee Zhejiang
Xinao Textiles Inc.

Legal representative: /s/Ko Sek Yan
Signature with stamp	Company stamp

Date: 15 Oct 2020	Date: 15 Oct 2020

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